
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter World Currency Fund L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1997
<PERIOD-END>                               JUN-30-1997
<CASH>                                      28,900,574
<SECURITIES>                                         0
<RECEIVABLES>                                   95,979
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              29,901,429<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                29,901,429<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             6,744,418<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,496,190
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              5,248,228
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          5,248,228
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 5,248,228
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $904,876.
<F2>Liabilities include redemptions payable of $641,552, accrued brokerage commissions of $11,376, accrued management fees of $74,689, accrued administrative expenses of $12,168 and accrued transaction fees and costs of $897.
<F3>Total revenues include realized trading revenue of $6,467,810, net change in realized of $(337,792) and interest income of $614,400.

